Exhibit 99.1

FOR IMMEDIATE RELEASE

October 27, 2026

CONTACT:	Darren Lehrich
Vice President-Investor Relations
610-382-3310
Darren.Lehrich@uhsinc.com

UNIVERSAL HEALTH SERVICES, INC.

ANNOUNCES FINANCIAL RESULTS FOR THE

THREE AND NINE-MONTH PERIODS ENDED SEPTEMBER 30, 2026

Consolidated Results of Operations, As Reported and As Adjusted – Three-month periods ended September 30, 2026 and 2025:

KING OF PRUSSIA, PA – Universal Health Services, Inc. (NYSE: UHS) announced today that its reported net income attributable to UHS was $308.7 million, or $5.22 per diluted share, during the third quarter of 2026, as compared to $373.0 million, or $5.86 per diluted share, during the third quarter of 2025. Net revenues increased by 5.3% to $4.733 billion during the third quarter of 2026, as compared to $4.495 billion during the third quarter of 2025.

Included in our operating results during the third quarter of 2026, was an aggregate net favorable pre-tax impact of approximately $21 million recorded in connection with the following items which were not included in our 2026 operating results forecast, as previously disclosed on July 27, 2026: (i) a favorable net pre-tax impact of $47 million (net of related provider taxes) recorded in connection with increases in amounts received from Medicaid supplemental payment programs in various states (consisting primarily of Washington, D.C. and California), partially offset by; (ii) an unfavorable pre-tax impact of $26 million resulting from an increase to our reserves for self-insured professional and general liability claims due primarily to the tentative settlement agreement reached during the third quarter of 2026 in the matter discussed below in Legal Proceedings Update.

Included in our operating results during the third quarter of 2025, was an aggregate net favorable pre-tax impact of approximately $55 million recorded in connection with the following: (i) $90 million of pre-tax reimbursements (net of related provider taxes), covering the period of October 1, 2024 through September 30, 2025, in connection with a Medicaid state directed payment program in Washington, D.C., and; (ii) a $35 million pre-tax charge incurred to increase our reserves for self-insured professional and general liabilities resulting from unfavorable claims’ trends.

As reflected on the Schedule of Non-GAAP Supplemental Information (“Supplemental Schedule”), there were no adjustments applicable to our operating results during the third quarter of 2026.

As reflected on the Supplemental Schedule, included in our reported results during the third quarter of 2025 were: (i) an unrealized after-tax gain of $10.0 million, or $.16 per diluted share ($13.1 million pre-tax), resulting from an increase in the market value of certain equity securities that were sold during the fourth quarter of 2025 (included in “Other (income) expense, net”), and; (ii) a favorable net after-tax impact of $0.6 million, or $.01 per diluted share, resulting from the net tax benefit recorded in connection with “ASU 2016-09”, Compensation – Stock Compensation: Improvements to Employee Share-Based Payment Accounting, net of the impact of executive compensation limitations pursuant to IRC section 162(m). After giving effect to these items, our adjusted net income during the third quarter of 2025 was $362.3 million, or $5.69 per diluted share.

As calculated on the attached Supplemental Schedule, our earnings before interest, taxes, depreciation & amortization (“EBITDA net of NCI”, NCI is net income attributable to noncontrolling interests), was $640.4 million during the third quarter of 2026, as compared to $684.2 million during the third quarter of 2025. Our adjusted earnings before interest, taxes, depreciation & amortization (“Adjusted EBITDA net of NCI”), which excludes the impact of other (income) expense, net, was $624.6 million during the third quarter of 2026, as compared to $670.6 million during the third quarter of 2025.

Consolidated Results of Operations, As Reported and As Adjusted – Nine-month periods ended September 30, 2026 and 2025:

Reported net income attributable to UHS was $1.016 billion, or $16.86 per diluted share, during the first nine months of 2026, as compared to $1.043 billion, or $16.07 per diluted share, during the comparable period of 2025. Net revenues increased by 7.7% to $13.867 billion during the first nine months of 2026, as compared to $12.879 billion during the comparable period of 2025.

As reflected on the Supplemental Schedule, our adjusted net income during the first nine months of 2026 was $1.014 billion, or $16.83 per diluted share, as compared to $1.030 billion, or $15.87 per diluted share, during the comparable period of 2025.

As reflected on the Supplemental Schedule, included in our reported results during the first nine months of 2026 was a favorable net after-tax impact of $2.2 million, or $.03 per diluted share, resulting from the net tax benefit recorded in connection with ASU 2016-09. Included in our reported results during the first nine months of 2025 were the following: (i) an unrealized after-tax gain of $11.3 million, or $.17 per diluted share ($14.7 million pre-tax), resulting from an increase in the market value of certain equity securities that were sold during the fourth quarter of 2025, and; (ii) a favorable net after-tax impact of $1.9 million, or $.03 per diluted share, resulting from the net tax benefit recorded in connection with ASU 2016-09.

As calculated on the attached Supplemental Schedule, our EBITDA net of NCI, was $1.972 billion during the first nine months of 2026, as compared to $1.939 billion during the comparable period of 2025. Our Adjusted EBITDA net of NCI, which excludes the impact of other (income) expense, net, was $1.951 billion during the first nine months of 2026, as compared to $1.912 billion during the comparable period of 2025.

Acute Care Services – Three and nine-month periods ended September 30, 2026 and 2025:

During the third quarter of 2026, at our acute care hospitals owned during both periods (“same facility basis”), adjusted admissions (adjusted for outpatient activity) and adjusted patient days each increased by 4.9%, as compared to the third quarter of 2025. At these facilities, during the third quarter of 2026, net revenue per adjusted admission and net revenue per adjusted patient day each decreased by 1.7%, as compared to the third quarter of 2025. Net revenues generated from our acute care services, on a same facility basis, increased by 4.7% during the third quarter of 2026, as compared to the third quarter of 2025.

During the first nine months of 2026, on a same facility basis, adjusted admissions increased by 2.6% and adjusted patient days increased by 2.9%, as compared to the comparable period of 2025. At these facilities, during the first nine months of 2026, net revenue per adjusted admission increased by 2.4% while net revenue per adjusted patient day increased by 2.1%, as compared to the comparable period of 2025. Net revenues generated from our acute care services, on a same facility basis, increased by 7.0% during the first nine months of 2026, as compared to the comparable period of 2025.

Behavioral Health Care Services – Three and nine-month periods ended September 30, 2026 and 2025:

During the third quarter of 2026, at our behavioral health care facilities on a same facility basis, adjusted admissions increased by 2.5% while adjusted patient days increased by 2.1%, as compared to the third quarter of 2025. At these facilities, during the third quarter of 2026, net revenue per adjusted admission increased by 1.7% and net revenue per adjusted patient day increased by 2.1%, as compared to the third quarter of 2025. Net revenues generated from our behavioral health care services, on a same facility basis, increased by 4.0% during the third quarter of 2026, as compared to the third quarter of 2025.

During the first nine months of 2026, at our behavioral health care facilities on a same facility basis, adjusted admissions increased by 1.4% while adjusted patient days increased by 1.7%, as compared to the comparable period of 2025. At these facilities, during the first nine months of 2026, net revenue per adjusted admission increased by 4.9% and net revenue per adjusted patient day increased by 4.7%, as compared to the comparable period of 2025. Net revenues generated from our behavioral health care services, on a same facility basis, increased by 6.2% during the first nine months of 2026, as compared to the comparable period of 2025.

Net Cash Provided by Operating Activities and Capital Resources:

Net Cash Provided by Operating Activities:

During the nine-month period ended September 30, 2026, our net cash provided by operating activities increased by 14.9% to $1.481 billion as compared to $1.290 billion during the first nine months of 2025.

The $192 million net increase in our net cash provided by operating activities consisted of: (i) an unfavorable change of $179 million in other working capital accounts due primarily to the timing of accrued expenses and accounts payable disbursements; (ii) a favorable change of $178 million in accounts receivable; (iii) a favorable change of $90 million in accrued insurance expense, net of payments made in settlement of self-insured claims; (iv) a favorable change of $77 million in accrued and deferred income taxes, and; (v) $26 million of other combined net favorable changes.

Capital Resources:

As of September 30, 2026, pursuant to the terms of our $1.5 billion revolving credit facility, we had $1.187 billion of available borrowing capacity, net of outstanding borrowings ($310 million) and letters of credit ($3 million).

Stock Repurchase Program:

In connection with our stock repurchase program, shares of our Class B Common Stock may be repurchased, from time to time as conditions allow, on the open market or in negotiated private transactions.

Pursuant to this program, during the third quarter of 2026, we have repurchased 1.35 million shares at an aggregate cost of approximately $242.1 million (average price of approximately $179 per share). During the first nine months of 2026, we have repurchased 3.915 million shares at an aggregate cost of approximately $689.6 million (average price of approximately $176 per share).

As of September 30, 2026, we had an aggregate available repurchase authorization of approximately $735.4 million pursuant to our stock repurchase program.

Conference call information:

We will hold a conference call for investors and analysts at 8:00 a.m. eastern time on October 28, 2026. A live webcast of the call will be available on our website at www.uhs.com. To participate via telephone, please register in advance at this link. Upon registration, all telephone participants will receive a confirmation email detailing how to join the conference call, including the dial-in number along with a unique passcode and registrant ID that can be used to access the call. Supplemental financial disclosures related to our financial results are available on our website.

Legal Proceedings Update:

The disclosure below provides an update for recent developments related to the matter referenced which has been previously disclosed in various Forms 10-Q and 10-K, as filed with the Securities and Exchange Commission, most recently our Form 10-Q for the quarterly period ended June 30, 2026.

K.E.E., et al., Plaintiffs v. Cumberland Hospital, LLC d/b/a Cumberland Hospital for Children and Adolescents, et al. (and related lawsuits)

Cumberland Hospital for Children and Adolescents (“Cumberland”), an indirect subsidiary of Universal Health Services, Inc. (the “Company”) and UHS of Delaware, Inc. (“UHS Delaware”), our administrative services company, are defendants in multi-plaintiff lawsuits filed in the Circuit Court for Richmond, Virginia (the “Cumberland Litigation”). The lawsuits relate to allegations of, among other things, inappropriate sexual contact during medical examinations by Dr. Daniel Davidow, an independent contractor and the former medical director for Cumberland.

The claims asserted by three of the plaintiffs in the Cumberland Litigation were consolidated for trial in September 2024. There are approximately 53 additional claimants making similar allegations with claims pending in the Cumberland Litigation. The Company and UHS Delaware were dismissed from the September 2024 trial on the first three plaintiffs’ claims. In late September 2024, a jury entered a verdict finding Dr. Davidow and Cumberland liable and awarded these three plaintiffs combined compensatory damages of $60 million for all liability theories, an additional combined $180 million in trebled damages for violation of the Virginia Consumer Protection Act, and an additional combined $120 million in punitive damages. Based upon Virginia law, the Court reduced the punitive damage amount to a combined maximum of $1.05 million ($350,000 per plaintiff).

In August 2026, we reached a tentative settlement agreement, which is subject to execution of final release agreements and certain court approvals (as necessary), to resolve all of the outstanding claims related to the current claimants in the Cumberland Litigation. Pursuant to the tentative settlement agreement, the terms of the aggregate settlement are confidential. We believe a substantial portion of the tentative aggregate settlement amount, and related expenses, is covered by our commercial excess insurance and the remainder is covered by our reserves recorded in connection with the Cumberland Litigation.

General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures:

Headquartered in King of Prussia, PA, UHS is one of the nation’s largest and most respected providers of hospital and healthcare services, with annual revenues of approximately $17.4 billion during 2025. Through its subsidiaries, UHS employs more than 102,000 employees and, as of September 30, 2026, operated 30 inpatient acute care facilities, 388 inpatient behavioral health facilities, 169 outpatient and other facilities, nationwide virtual behavioral health services, an insurance offering, a physician network and various related services with physical locations in 40 states, Washington, D.C., Puerto Rico, Ireland and the United Kingdom. Since our founding in 1979, UHS has grown steadily into a premier Fortune 500® corporation perennially recognized by multiple esteemed national rating entities. Our strategy includes investing in talented staff, facilities, technology and innovation across broad care continuums to deliver favorable patient outcomes and contribute to the overall health and wellbeing of the patients we are privileged to serve. A wholly-owned subsidiary of UHS also acts as the advisor to Universal Health Realty Income Trust, a real estate investment trust (NYSE: UHT). For additional information, please visit www.uhs.com.

This press release contains forward-looking statements based on current management expectations. Numerous factors, including those disclosed herein, those related to healthcare industry trends and those detailed in our filings with the Securities and Exchange Commission (as set forth in Item 2-Forward Looking Statements and Risk Factors in our Form 10-Q for the quarter ended June 30, 2026 and in Item 1A-Risk Factors, and Item 7-Forward-Looking Statements and Risk Factors, in our Form 10-K for the year ended December 31, 2025), may cause the results to differ materially from those anticipated in the forward-looking statements. These statements are subject to risks and uncertainties and therefore actual results may differ materially. Readers should not place undue reliance on such forward-looking statements which reflect management’s view only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Many of the factors that could affect our future results are beyond our control or ability to predict, including, but not limited to:

•
A significant portion of our revenues are derived from federal and state government programs including the Medicare and Medicaid programs. Payments from these programs are subject to statutory and regulatory changes, administrative rulings, interpretations and determinations, requirements for utilization review, and federal and state funding restrictions. Changes to these programs could materially affect program payments which could materially impact our results of operations. In addition, we receive substantial reimbursement from multiple states in connection with various supplemental Medicaid payment programs. Failure to renew these programs beyond their scheduled termination dates, failure of the public hospitals to provide the necessary Inter-Governmental Transfers for the states’ share of the Medicaid disproportionate share hospital programs, and the failure of our hospitals that currently receive supplemental Medicaid revenues to qualify for future funds under these programs could cause our actual results of operations for the year ended December 31, 2026 to differ materially from our 2026 operating results forecast.
•
Legislation adopted on July 4, 2025, attaches work and community service requirements to eligibility for Medicaid benefits that will have the effect of limiting Medicaid enrollment and expenditures. That legislation also places limits on provider fees used to increase federal Medicaid funding to states and eliminated certain exchange premium tax credits beyond 2025. As these provisions become effective over the next several years, they may be expected to reduce our revenues and likely increase the level of uncompensated care provided by our facilities.
•
The increase in interest rates during the past few years has increased our interest expense significantly thereby reducing our free cash flow. As such, the effects of increased borrowing rates have adversely impacted our results of operations, financial condition and cash flows. We cannot predict future changes to interest rates, however, significant increases in our borrowing rates could have a material unfavorable impact on our future results of operations and our ability to access the capital markets on favorable terms.
•
Changes in laws or policies governing the terms of foreign trade, and in particular, increased trade restrictions, tariffs or taxes on imports from where our products or materials are made (either directly or through our suppliers) could have an impact on our competitive position, business operations and financial results.
•
The outcome of known and unknown litigation, liabilities and other claims asserted against us and/or our subsidiaries.
•
The ability to successfully integrate and realize the benefits and synergies from our acquisition of Talkspace, Inc. which was completed in August 2026.

We believe that adjusted net income attributable to UHS, adjusted net income attributable to UHS per diluted share, EBITDA net of NCI and Adjusted EBITDA net of NCI, which are non-GAAP financial measures (“GAAP” is Generally Accepted Accounting Principles in the United States of America), are helpful to our investors as measures of our operating performance. In addition, we believe that, when applicable, comparing and discussing our financial results based on these measures, as calculated, is helpful to our investors since it may neutralize the effect of material items impacting our net income attributable to UHS, such as, changes in the value of certain non-marketable securities (in connection with our minority ownership in a healthcare generative artificial intelligence company), the impact of ASU 2016-09, and other potential material items that are nonrecurring or non-operational in nature including, but not limited to, impairments of goodwill, long-lived and intangible assets, reserves for various matters including settlements, legal judgments and lawsuits, costs related to extinguishment of debt, gains/losses on sales of assets and businesses, potential impacts of non-ordinary acquisitions, divestitures, joint ventures or other strategic transactions, and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. To obtain a complete understanding of our financial performance these measures should be examined in connection with net income attributable to UHS, as determined in accordance with GAAP, and as presented in the condensed consolidated financial statements and notes thereto in this report or in our filings with the Securities and Exchange Commission including our Report on Form 10-Q for the quarter ended June 30, 2026 and our Report on Form 10-K for the year ended December 31, 2025. Since the items that may be included or excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be alternatives to net income as a measure of our operating performance or profitability. Since these measures, as presented, are not determined in accordance with GAAP and are thus susceptible to varying calculations, they may not be comparable to other similarly titled measures of other companies. Investors are encouraged to use GAAP measures when evaluating our financial performance.

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Universal Health Services, Inc.
Consolidated Statements of Income
(in thousands, except per share amounts)
(unaudited)

	Three months		Nine months
	ended September 30,		ended September 30,
	2026	2025	2026	2025
Net revenues	$4,733,352	$4,495,245	$13,866,546	$12,878,781

Operating charges:
Salaries, wages and benefits	2,210,461	2,071,898	6,438,999	6,037,953
Other operating expenses	1,425,781	1,294,721	4,061,667	3,563,039
Supplies expense	426,500	414,583	1,276,300	1,236,249
Depreciation and amortization	174,845	155,060	497,609	455,409
Lease and rental expense	41,316	37,295	117,987	109,348
	4,278,903	3,973,557	12,392,562	11,401,998

Income from operations	454,449	521,688	1,473,984	1,476,783
Interest expense, net	56,277	38,431	133,322	113,851
Other (income) expense, net	(15,738)	(13,629)	(21,490)	(27,767)
Income before income taxes	413,910	496,886	1,362,152	1,390,699
Provision for income taxes	100,577	117,781	325,551	327,354
Net income	313,333	379,105	1,036,601	1,063,345
Less: Net income (loss) attributable to noncontrolling interests ("NCI")	4,649	6,148	20,788	20,490
Net income attributable to UHS	$308,684	$372,957	$1,015,813	$1,042,855

Basic earnings per share attributable to UHS (a)	$5.25	$5.92	$16.98	$16.27

Diluted earnings per share attributable to UHS (a)	$5.22	$5.86	$16.86	$16.07

Universal Health Services, Inc.
Footnotes to Consolidated Statements of Income
(in thousands, except per share amounts)
(unaudited)

	Three months		Nine months
	ended September 30,		ended September 30,
	2026	2025	2026	2025
(a) Earnings per share calculation:

Basic and diluted:
Net income attributable to UHS - basic and diluted	$308,684	$372,957	$1,015,813	$1,042,855

Weighted average number of common shares - basic	58,795	62,974	59,841	64,100

Basic earnings per share attributable to UHS:	$5.25	$5.92	$16.98	$16.27

Weighted average number of common shares	58,795	62,974	59,841	64,100
Add: Other share equivalents	350	689	400	797
Weighted average number of common shares and equiv. - diluted	59,145	63,663	60,241	64,897

Diluted earnings per share attributable to UHS:	$5.22	$5.86	$16.86	$16.07

Universal Health Services, Inc.
Schedule of Non-GAAP Supplemental Information ("Supplemental Schedule")
For the Three Months ended September 30, 2026 and 2025
(in thousands, except per share amounts)
(unaudited)

Calculation of Earnings/Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA/Adjusted EBITDA net of NCI")

	Three months ended	% Net	Three months ended	% Net
	September 30, 2026	revenues	September 30, 2025	revenues
Net income attributable to UHS	$308,684		$372,957
Depreciation and amortization	174,845		155,060
Interest expense, net	56,277		38,431
Provision for income taxes	100,577		117,781
EBITDA net of NCI	$640,383	13.5%	$684,229	15.2%
Other (income) expense, net	(15,738)		(13,629)
Adjusted EBITDA net of NCI	$624,645	13.2%	$670,600	14.9%

Net revenues	$4,733,352		$4,495,245

Calculation of Adjusted Net Income Attributable to UHS

	Three months ended		Three months ended
	September 30, 2026		September 30, 2025
		Per		Per
	Amount	Diluted Share	Amount	Diluted Share
Net income attributable to UHS	$308,684	$5.22	$372,957	$5.86
Plus/minus after-tax adjustments:
Unrealized gain on equity securities	-	-	(10,043)	(0.16)
Impact of ASU 2016-09, net	-	-	(623)	(0.01)
Subtotal adjustments	-	-	(10,666)	(0.17)
Adjusted net income attributable to UHS	$308,684	$5.22	$362,291	$5.69

Universal Health Services, Inc.
Schedule of Non-GAAP Supplemental Information ("Supplemental Schedule")
For the Nine Months ended September 30, 2026 and 2025
(in thousands, except per share amounts)
(unaudited)

Calculation of Earnings/Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA/Adjusted EBITDA net of NCI")

	Nine months ended	% Net	Nine months ended	% Net
	September 30, 2026	revenues	September 30, 2025	revenues
Net income attributable to UHS	$1,015,813		$1,042,855
Depreciation and amortization	497,609		455,409
Interest expense, net	133,322		113,851
Provision for income taxes	325,551		327,354
EBITDA net of NCI	$1,972,295	14.2%	$1,939,469	15.1%
Other (income) expense, net	(21,490)		(27,767)
Adjusted EBITDA net of NCI	$1,950,805	14.1%	$1,911,702	14.8%

Net revenues	$13,866,546		$12,878,781

Calculation of Adjusted Net Income Attributable to UHS

	Nine months ended		Nine months ended
	September 30, 2026		September 30, 2025
		Per		Per
	Amount	Diluted Share	Amount	Diluted Share
Net income attributable to UHS	$1,015,813	$16.86	$1,042,855	$16.07
Plus/minus after-tax adjustments:
Unrealized gain on equity securities	-	-	(11,292)	(0.17)
Impact of ASU 2016-09, net	(2,164)	(0.03)	(1,880)	(0.03)
Subtotal adjustments	$(2,164)	(0.03)	$(13,172)	(0.20)
Adjusted net income attributable to UHS	$1,013,649	$16.83	$1,029,683	$15.87

Universal Health Services, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	September 30,	December 31,
	2026	2025
Assets
Current assets:
Cash and cash equivalents	$168,749	$137,797
Accounts receivable, net	2,813,703	2,602,434
Supplies	235,557	232,110
Other current assets	462,155	435,574
Total current assets	3,680,164	3,407,915

Property and equipment	14,051,199	13,489,811
Less: accumulated depreciation	(6,833,095)	(6,481,714)
	7,218,104	7,008,097
Other assets:
Goodwill	4,736,949	3,990,213
Deferred income taxes	95,986	70,517
Right of use assets-operating leases	421,597	374,239
Deferred charges	9,220	9,272
Other	1,023,746	667,340
Total Assets	$17,185,766	$15,527,593

Liabilities and Stockholders' Equity
Current liabilities:
Current maturities of long-term debt	$79,813	$748,158
Accounts payable and other liabilities	2,521,448	2,416,276
Operating lease liabilities	79,824	73,237
Federal and state taxes	6,271	1,930
Total current liabilities	2,687,356	3,239,601

Other noncurrent liabilities	736,430	527,827
Operating lease liabilities noncurrent	389,154	340,715
Deferred income taxes	3,232	5,649
Long-term debt	5,627,528	4,004,393

Redeemable noncontrolling interest	74,213	70,620

UHS common stockholders' equity	7,596,849	7,275,792
Noncontrolling interest	71,004	62,996
Total equity	7,667,853	7,338,788

Total Liabilities and Stockholders' Equity	$17,185,766	$15,527,593

Universal Health Services, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)
	Nine months
	ended September 30,
	2026	2025
Cash Flows from Operating Activities:
Net income	$1,036,601	$1,063,345
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation & amortization	497,609	455,409
Stock-based compensation expense	71,777	70,586
(Gain) loss on sales of assets and businesses	(6,315)	2,833
Changes in assets & liabilities, net of effects from acquisitions and dispositions:
Accounts receivable	(116,437)	(294,210)
Accrued interest	18,841	7,052
Accrued and deferred income taxes	37,744	(39,287)
Other working capital accounts	(158,676)	20,415
Other assets and deferred charges	(11,309)	(29,629)
Other, net	7,792	19,114
Accrued insurance expense, net of commercial premiums paid	256,664	177,054
Payments made in settlement of self-insurance claims, net of commercial insurance reimbursements	(152,804)	(162,978)
Net cash provided by operating activities	1,481,487	1,289,704
Cash Flows from Investing Activities:
Property and equipment additions	(659,732)	(733,932)
Proceeds received from sales of assets and businesses	17,884	2,980
Acquisition of businesses and property	(1,002,852)	(47,772)
Inflows (outflows) from foreign exchange hedge contracts	16,217	(49,351)
Costs incurred for purchase and development of enterprise resource planning application	(15,535)	(18,676)
Decrease in capital reserves of commercial insurance subsidiary	85	100
Net cash used in investing activities	(1,643,933)	(846,651)
Cash Flows from Financing Activities:
Repayments of long-term debt	(828,487)	(27,791)
Additional borrowings	1,800,040	208,986
Financing costs	(15,261)	(382)
Repurchase of common shares	(729,863)	(615,941)
Dividends paid	(36,552)	(38,902)
Issuance of common stock	12,936	12,119
Profit distributions to noncontrolling interests	(13,333)	(10,409)
Purchase of ownership interests by minority members, net	4,865	18,728
Net cash provided by (used in) financing activities	194,345	(453,592)
Effect of exchange rate changes on cash and cash equivalents	(639)	2,390
Increase in cash, cash equivalents and restricted cash	31,260	(8,149)
Cash, cash equivalents and restricted cash, beginning of period	271,322	224,752
Cash, cash equivalents and restricted cash, end of period	$302,582	$216,603
Supplemental Disclosures of Cash Flow Information:
Interest paid	$110,379	$103,050
Income taxes paid, net of refunds	$290,239	$355,968
Noncash purchases of property and equipment	$78,068	$146,650

Universal Health Services, Inc.
Supplemental Statistical Information
(unaudited)

			% Change	% Change
Same Facility:			Three Months ended	Nine Months Ended
			9/30/2026	9/30/2026
Acute Care Services (1)
Revenues			4.7%	7.0%
Adjusted Admissions			4.9%	2.6%
Adjusted Patient Days			4.9%	2.9%
Revenue Per Adjusted Admission			-1.7%	2.4%
Revenue Per Adjusted Patient Day			-1.7%	2.1%

Behavioral Health Care Services (1)
Revenues			4.0%	6.2%
Adjusted Admissions			2.5%	1.4%
Adjusted Patient Days			2.1%	1.7%
Revenue Per Adjusted Admission			1.7%	4.9%
Revenue Per Adjusted Patient Day			2.1%	4.7%

UHS Consolidated	Third Quarter ended		Nine Months Ended
	9/30/2026	9/30/2025	9/30/2026	9/30/2025
Revenues	$4,733,352	$4,495,245	$13,866,546	$12,878,781
EBITDA net of NCI	$640,383	$684,229	$1,972,295	$1,939,469
EBITDA Margin net of NCI	13.5%	15.2%	14.2%	15.1%
Adjusted EBITDA net of NCI	$624,645	$670,600	$1,950,805	$1,911,702
Adjusted EBITDA Margin net of NCI	13.2%	14.9%	14.1%	14.8%

Cash Flow From Operations	$636,556	$380,678	$1,481,487	$1,289,704
Capital Expenditures	$214,942	$228,892	$659,732	$733,932
Days Sales Outstanding			55	55

Debt			$5,707,341	$4,691,120
UHS' Shareholders Equity			$7,596,849	$7,169,693
Debt / Total Capitalization			42.9%	39.6%
Debt / EBITDA net of NCI (2)			2.07	1.83
Debt / Adjusted EBITDA net of NCI (2)			2.17	1.86
Debt / Cash From Operations (2)			2.78	2.41

(1) Prior year amounts related to certain facilities previously included in our Behavioral Health Care Services’ results have been reclassified into our Acute Care Hospital Services' results as of January 1, 2025 to conform with current year presentation.

(2) Latest 4 quarters.

Universal Health Services, Inc.

Acute Care Hospital Services

For the Three and Nine Months ended

September 30, 2026 and 2025

(in thousands)

(unaudited)

Same Facility Basis - Acute Care Hospital Services

	Three months ended		Three months ended		Nine months ended		Nine months ended
	September 30, 2026		September 30, 2025		September 30, 2026		September 30, 2025
	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues	$2,610,702	100.0%	$2,492,536	100.0%	$7,588,636	100.0%	$7,093,193	100.0%
Operating charges:
Salaries, wages and benefits	1,044,653	40.0%	973,522	39.1%	2,989,221	39.4%	2,825,945	39.8%
Other operating expenses	776,378	29.7%	722,724	29.0%	2,283,559	30.1%	2,033,495	28.7%
Supplies expense	363,780	13.9%	354,698	14.2%	1,091,408	14.4%	1,064,615	15.0%
Depreciation and amortization	103,340	4.0%	97,388	3.9%	302,133	4.0%	288,747	4.1%
Lease and rental expense	28,533	1.1%	25,543	1.0%	81,230	1.1%	75,127	1.1%
Subtotal-operating expenses	2,316,684	88.7%	2,173,875	87.2%	6,747,551	88.9%	6,287,929	88.6%
Income from operations	294,018	11.3%	318,661	12.8%	841,085	11.1%	805,264	11.4%
Interest expense, net	1,302	0.0%	528	0.0%	3,589	0.0%	1,177	0.0%
Other (income) expense, net	(9,338)	(0.4)%	(678)	(0.0)%	(13,082)	(0.2)%	(10,261)	(0.1)%
Income before income taxes	$302,054	11.6%	$318,811	12.8%	$850,578	11.2%	$814,348	11.5%

All Acute Care Hospital Services

	Three months ended		Three months ended		Nine months ended		Nine months ended
	September 30, 2026		September 30, 2025		September 30, 2026		September 30, 2025
	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues	$2,764,072	100.0%	$2,630,065	100.0%	$7,984,207	100.0%	$7,391,716	100.0%
Operating charges:
Salaries, wages and benefits	1,054,866	38.2%	973,680	37.0%	3,027,576	37.9%	2,827,912	38.3%
Other operating expenses	930,909	33.7%	878,746	33.4%	2,676,638	33.5%	2,352,957	31.8%
Supplies expense	365,597	13.2%	354,697	13.5%	1,097,029	13.7%	1,064,486	14.4%
Depreciation and amortization	108,924	3.9%	97,389	3.7%	311,865	3.9%	288,751	3.9%
Lease and rental expense	28,675	1.0%	25,543	1.0%	81,417	1.0%	75,127	1.0%
Subtotal-operating expenses	2,488,971	90.0%	2,330,055	88.6%	7,194,525	90.1%	6,609,233	89.4%
Income from operations	275,101	10.0%	300,010	11.4%	789,682	9.9%	782,483	10.6%
Interest expense, net	1,302	0.0%	528	0.0%	3,589	0.0%	1,177	0.0%
Other (income) expense, net	(9,329)	(0.3)%	(623)	(0.0)%	(12,446)	(0.2)%	(9,806)	(0.1)%
Income before income taxes	$283,128	10.2%	$300,105	11.4%	$798,539	10.0%	$791,112	10.7%

We believe that providing our results on a “Same Facility” basis (which is a non-GAAP measure), which includes the operating results for facilities and businesses operated in both the current year and prior year periods, is helpful to our investors as a measure of our operating performance. Our Same Facility results also neutralize (if applicable), the effect of material items that are nonrecurring or non-operational in nature including items such as, but not limited to, reserves for various matters, settlements, legal judgments and lawsuits, cost related to extinguishment of debt, gains/losses on sales of assets and businesses, impairments of goodwill, long-lived and intangible assets and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. Our Same Facility basis results exclude from net revenues and other operating expenses, provider tax assessments incurred in each period. However, these provider tax assessments are included in net revenues and other operating expenses as reflected in the table under All Acute Care Hospital Services. The provider tax assessments had no impact on the income before income taxes as reflected on the above tables since the amounts offset between net revenues and other operating expenses. To obtain a complete understanding of our financial performance, the Same Facility results should be examined in connection with our net income as determined in accordance with GAAP and as presented herein and the condensed consolidated financial statements and notes thereto as contained in our Form 10-K for the year ended December 31, 2025 and our Form 10-Q for the quarter ended June 30, 2026.

Prior year amounts related to certain facilities previously included in our Behavioral Health Care Services’ results have been reclassified into our Acute Care Hospital Services' results as of January 1, 2025 to conform with current year presentation.

The All Acute Care Hospital Services table summarizes the results of operations for all our acute care operations during the periods presented. These amounts include: (i) our acute care results on a same facility basis, as indicated above; (ii) the impact of provider tax assessments which increased net revenues and other operating expenses but had no impact on income before income taxes, and; (iii) certain other amounts including the results of facilities acquired or opened during the last twelve months.

Universal Health Services, Inc.

Behavioral Health Care Services

For the Three and Nine Months ended

September 30, 2026 and 2025

(in thousands)

(unaudited)

Same Facility - Behavioral Health Care Services

	Three months ended		Three months ended		Nine months ended		Nine months ended
	September 30, 2026		September 30, 2025		September 30, 2026		September 30, 2025
	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues	$1,857,445	100.0%	$1,786,231	100.0%	$5,605,292	100.0%	$5,276,686	100.0%
Operating charges:
Salaries, wages and benefits	1,032,001	55.6%	975,934	54.6%	3,044,335	54.3%	2,854,754	54.1%
Other operating expenses	361,742	19.5%	342,491	19.2%	1,051,744	18.8%	987,686	18.7%
Supplies expense	60,459	3.3%	58,016	3.2%	176,804	3.2%	169,968	3.2%
Depreciation and amortization	58,984	3.2%	53,787	3.0%	170,904	3.0%	156,539	3.0%
Lease and rental expense	12,271	0.7%	11,167	0.6%	35,630	0.6%	32,457	0.6%
Subtotal-operating expenses	1,525,457	82.1%	1,441,395	80.7%	4,479,417	79.9%	4,201,404	79.6%
Income from operations	331,988	17.9%	344,836	19.3%	1,125,875	20.1%	1,075,282	20.4%
Interest expense, net	1,009	0.1%	1,244	0.1%	3,369	0.1%	3,423	0.1%
Other (income) expense, net	(5,909)	(0.3)%	733	0.0%	(7,775)	(0.1)%	(929)	(0.0)%
Income before income taxes	$336,888	18.1%	$342,859	19.2%	$1,130,281	20.2%	$1,072,788	20.3%

All Behavioral Health Care Services

	Three months ended		Three months ended		Nine months ended		Nine months ended
	September 30, 2026		September 30, 2025		September 30, 2026		September 30, 2025
	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues	$1,966,427	100.0%	$1,860,259	100.0%	$5,873,644	100.0%	$5,476,596	100.0%
Operating charges:
Salaries, wages and benefits	1,057,054	53.8%	995,570	53.5%	3,098,752	52.8%	2,894,489	52.9%
Other operating expenses	460,853	23.4%	390,783	21.0%	1,296,503	22.1%	1,136,457	20.8%
Supplies expense	61,022	3.1%	59,696	3.2%	178,284	3.0%	173,133	3.2%
Depreciation and amortization	63,522	3.2%	55,294	3.0%	179,051	3.0%	159,616	2.9%
Lease and rental expense	12,568	0.6%	11,652	0.6%	36,295	0.6%	33,979	0.6%
Subtotal-operating expenses	1,655,019	84.2%	1,512,995	81.3%	4,788,885	81.5%	4,397,674	80.3%
Income from operations	311,408	15.8%	347,264	18.7%	1,084,759	18.5%	1,078,922	19.7%
Interest expense, net	1,214	0.1%	1,265	0.1%	3,759	0.1%	3,444	0.1%
Other (income) expense, net	(5,909)	(0.3)%	733	0.0%	(7,775)	(0.1)%	(929)	(0.0)%
Income before income taxes	$316,103	16.1%	$345,266	18.6%	$1,088,775	18.5%	$1,076,407	19.7%

We believe that providing our results on a “Same Facility” basis (which is a non-GAAP measure), which includes the operating results for facilities and businesses operated in both the current year and prior year periods, is helpful to our investors as a measure of our operating performance. Our Same Facility results also neutralize (if applicable), the effect of material items that are nonrecurring or non-operational in nature including items such as, but not limited to, reserves for various matters, settlements, legal judgments and lawsuits, cost related to extinguishment of debt, gains/losses on sales of assets and businesses, impairments of goodwill, long-lived and intangible assets and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. Our Same Facility basis results exclude from net revenues and other operating expenses, provider tax assessments incurred in each period. However, these provider tax assessments are included in net revenues and other operating expenses as reflected in the table under All Behavioral Health Care Services. The provider tax assessments had no impact on the income before income taxes as reflected on the above tables since the amounts offset between net revenues and other operating expenses. To obtain a complete understanding of our financial performance, the Same Facility results should be examined in connection with our net income as determined in accordance with GAAP and as presented herein and the condensed consolidated financial statements and notes thereto as contained in our Form 10-K for the year ended December 31, 2025 and or Form 10-Q for the quarter ended June 30, 2026.

Prior year amounts related to certain facilities previously included in our Behavioral Health Care Services’ results have been reclassified into our Acute Care Hospital Services' results as of January 1, 2025 to conform with current year presentation.

The All Behavioral Health Care Services table summarizes the results of operations for all our behavioral health care facilities during the periods presented. These amounts include: (i) our behavioral health results on a same facility basis, as indicated above; (ii) the impact of provider tax assessments which increased net revenues and other operating expenses but had no impact on income before income taxes, and; (iii) certain other amounts including the results of facilities acquired/divested or opened/closed or had changes in governmental certifications/licensure status during the last twelve months.

Universal Health Services, Inc.
Selected Hospital Statistics
For the Three Months ended
September 30, 2026 and 2025
(unaudited)

AS REPORTED:
	ACUTE			BEHAVIORAL HEALTH
	09/30/26	09/30/25	% change	09/30/26	09/30/25	% change

Hospitals owned and leased	30	29	3.4%	388	345	12.5%
Average licensed beds	7,519	7,161	5.0%	24,715	24,398	1.3%
Average available beds	7,347	6,989	5.1%	24,615	24,298	1.3%
Patient days	429,842	412,353	4.2%	1,654,546	1,639,882	0.9%
Average daily census	4,672.2	4,482.1	4.2%	17,984.2	17,824.8	0.9%
Occupancy-licensed beds	62.1%	62.6%	-0.7%	72.8%	73.1%	-0.4%
Occupancy-available beds	63.6%	64.1%	-0.8%	73.1%	73.4%	-0.4%
Admissions	90,722	86,984	4.3%	121,428	120,655	0.6%
Length of stay	4.7	4.7	-0.1%	13.6	13.6	0.3%

Inpatient revenue	$15,763,396	$13,935,095	13.1%	$3,356,016	$3,063,186	9.6%
Outpatient revenue	11,370,036	9,827,354	15.7%	344,838	282,966	21.9%
Total patient revenue	27,133,432	23,762,449	14.2%	3,700,854	3,346,152	10.6%
Other revenue	378,328	315,779	19.8%	105,977	99,370	6.6%
Gross revenue	27,511,760	24,078,228	14.3%	3,806,831	3,445,522	10.5%
Total deductions	24,747,688	21,448,163	15.4%	1,840,404	1,585,263	16.1%
Net revenue	$2,764,072	$2,630,065	5.1%	$1,966,427	$1,860,259	5.7%

SAME FACILITY:
	ACUTE			BEHAVIORAL HEALTH
	09/30/26	09/30/25	% change	09/30/26	09/30/25	% change

Hospitals owned and leased	29	29	0.0%	341	341	0.0%
Average licensed beds	7,363	7,161	2.8%	23,706	23,635	0.3%
Average available beds	7,191	6,989	2.9%	23,606	23,535	0.3%
Patient days	428,858	412,353	4.0%	1,623,726	1,589,558	2.1%
Average daily census	4,661.5	4,482.1	4.0%	17,649.2	17,277.8	2.1%
Occupancy-licensed beds	63.3%	62.6%	1.1%	74.5%	73.1%	1.8%
Occupancy-available beds	64.8%	64.1%	1.1%	74.8%	73.4%	1.8%
Admissions	90,414	86,984	3.9%	120,168	117,107	2.6%
Length of stay	4.7	4.7	0.1%	13.5	13.6	-0.5%

Prior year amounts related to certain facilities previously included in our Behavioral Health Care Services’ results have been reclassified into our Acute Care Hospital Services' results as of January 1, 2025 to conform with current year presentation.

Universal Health Services, Inc.
Selected Hospital Statistics
For the Nine Months Ended
September 30, 2026 and 2025
(unaudited)

AS REPORTED:
	ACUTE			BEHAVIORAL HEALTH
	09/30/26	09/30/25	% change	09/30/26	09/30/25	% change

Hospitals owned and leased	30	29	3.4%	388	345	12.5%
Average licensed beds	7,373	7,105	3.8%	24,624	24,246	1.6%
Average available beds	7,201	6,933	3.9%	24,524	24,146	1.6%
Patient days	1,280,916	1,254,271	2.1%	4,905,510	4,849,272	1.2%
Average daily census	4,692.0	4,594.4	2.1%	17,968.9	17,762.9	1.2%
Occupancy-licensed beds	63.6%	64.7%	-1.6%	73.0%	73.3%	-0.4%
Occupancy-available beds	65.2%	66.3%	-1.7%	73.3%	73.6%	-0.4%
Admissions	267,260	262,352	1.9%	355,776	355,524	0.1%
Length of stay	4.8	4.8	0.2%	13.8	13.6	1.1%

Inpatient revenue	$47,313,330	$42,140,253	12.3%	$9,924,833	$8,901,308	11.5%
Outpatient revenue	33,377,475	28,793,716	15.9%	983,819	851,989	15.5%
Total patient revenue	80,690,805	70,933,969	13.8%	10,908,652	9,753,297	11.8%
Other revenue	1,069,466	881,912	21.3%	298,188	281,291	6.0%
Gross revenue	81,760,271	71,815,881	13.8%	11,206,840	10,034,588	11.7%
Total deductions	73,776,064	64,424,165	14.5%	5,333,196	4,557,992	17.0%
Net revenue	$7,984,207	$7,391,716	8.0%	$5,873,644	$5,476,596	7.2%

SAME FACILITY:
	ACUTE			BEHAVIORAL HEALTH
	09/30/26	09/30/25	% change	09/30/26	09/30/25	% change

Hospitals owned and leased	29	29	0.0%	341	341	0.0%
Average licensed beds	7,239	7,105	1.9%	23,809	23,714	0.4%
Average available beds	7,067	6,933	1.9%	23,709	23,614	0.4%
Patient days	1,274,419	1,254,271	1.6%	4,814,191	4,736,987	1.6%
Average daily census	4,668.2	4,594.4	1.6%	17,634.4	17,351.6	1.6%
Occupancy-licensed beds	64.5%	64.7%	-0.3%	74.1%	73.2%	1.2%
Occupancy-available beds	66.1%	66.3%	-0.3%	74.4%	73.5%	1.2%
Admissions	265,756	262,352	1.3%	351,347	346,589	1.4%
Length of stay	4.8	4.8	0.3%	13.7	13.7	0.3%

Prior year amounts related to certain facilities previously included in our Behavioral Health Care Services’ results have been reclassified into our Acute Care Hospital Services' results as of January 1, 2025 to conform with current year presentation.